UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 28, 2018
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.     Other Events.
On August 28, 2018, Roper Technologies, Inc. (the “Company”) consummated the issuance and sale of $700,000,000 principal amount of its 3.650% Senior Notes due 2023 (the “2023 Notes”) and $800,000,000 principal amount of its 4.200% Senior Notes due 2028 (the “2028 Notes”, together with the 2023 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated August 14, 2018, by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto. The Notes have been issued pursuant to an Indenture, dated as of August 4, 2008, between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”).
The Notes have been offered pursuant to the Company’s Registration Statement on Form S-3ASR, dated November 24, 2015 (Registration No. 333-208200), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement, dated August 14, 2018, and a final prospectus supplement, dated August 14, 2018.
The material terms and conditions of the Notes are set forth in the Officer’s Certificate filed herewith as Exhibit 4.1 and incorporated herein by reference and in the Indenture filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2008.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Officer’s Certificate setting forth the terms of the Notes (with forms of Notes attached)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (contained in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/S/ Robert C. Crisci	Date:	August 28, 2018
Robert C. Crisci Vice President and Chief Financial Officer